WORLD OMNI MASTER OWNER TRUST, SERIES 2000-1

                                   $----------

               [___%] [Floating Rate] Asset Backed Notes, Class A

                                   $----------

               [___%] [Floating Rate] Asset Backed Notes, Class B

                             UNDERWRITING AGREEMENT

                                                       February [__], 2000

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

   [As Representative of the
   Several Underwriters]
World Financial Center
North Tower

New York, New York 10281-1201

Dear Sirs:

1. Introductory. World Omni Master Owner Trust (the "Issuer" or the "Trust"), a Delaware business trust, WODFI LLC, a Delaware limited liability company (the "Transferor") and World Omni Financial Corp. ("World Omni"), a Florida corporation, hereby confirm their respective agreements with you [and each of the other underwriters named in Schedule I hereto] (the "Underwriters"), [for whom you are acting as representative (the "Representative")], with respect to the sale by the Issuer to the Underwriters of its $[__________] aggregate principal amount of [____%] [Floating Rate] Asset Backed Notes, Class A (the "Class A Notes") and [___________] aggregate principal amount of [___%] [Floating Rate] Asset Backed Notes, Class B (the "Class B Notes" and, together with the Class A Notes, the "Notes") under the terms and conditions herein contained. The Class A Notes will bear an annual percentage rate equal to [__]. The Class B Notes will bear an annual percentage rate equal to [__]. Simultaneously with the issuance and sale of the Notes as contemplated herein, the Issuer will also issue a Transferor Certificate (the "Transferor Certificate"), evidencing the undivided ownership interest in the Issuer.

         The Issuer was created as a Delaware business trust under the Trust Agreement (the "Trust Agreement"), dated as of November 22, 1999, between the Transferor and

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Chase Manhattan Bank Delaware, as owner trustee (in such capacity, the "Owner
Trustee"). The Notes will be issued pursuant to an indenture, dated as of November 22, 1999 (the "Indenture"), between the Issuer and Harris Trust & Savings Bank, as indenture trustee (in such capacity, the "Indenture Trustee"), as supplemented by the Series 2000-1 Supplement (the "Series Supplement"), dated as of February [__], 2000, between the Issuer and the Indenture Trustee. The Notes will be secured by the Collateral pledged to the Indenture Trustee under the Indenture. The Collateral includes, among other things, wholesale receivables generated by World Omni from time to time in certain revolving financing arrangements with automobile dealers to finance their automobile, light duty truck and other motor vehicle inventory and collections on the Receivables. Certain Receivables existing at the opening of business on November 22, 1999 (the "Initial Closing Date") have been, and substantially all Receivables arising thereafter have been and will continue to be, sold, assigned, transferred and conveyed by World Omni to the Transferor pursuant to the Receivables Purchase Agreement (the "RPA"), dated as of November 22, 1999, between World Omni and the Transferor. The Transferor has sold, assigned, transferred and conveyed such property to the Issuer pursuant to the Trust Sale and Servicing Agreement (the "Sale and Servicing Agreement"), dated as of November 22, 1999, among World Omni, the Transferor and the Issuer and the Issuer has pledged such property to the Indenture Trustee. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Sale and Servicing Agreement.

         The Trust Agreement, the Sale and Servicing Agreement, the Indenture, the Series Supplement, the RPA, the [Swap Agreement] and the Administration Agreement (the "Administrative Agreement"), dated as of November 22, 1999, among the Issuer, World Omni and the Indenture Trustee, are referred to herein collectively as the "Basic Documents".

2.       Representations and Warranties of the Issuer, Word Omni and the
         Transferor.
         ---------------------------------------------------------------

         (a) Each of the Issuer, World Omni and the Transferor, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

               (i) A registration statement on Form S-3 (No. 333-______), including a form of prospectus, relating to the registration of the Notes has been filed with the Securities and Exchange Commission (the "Commission") and, the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission, either (1) has been declared effective under the Securities Act of 1933, as amended (the "Act"), and is not proposed to be amended or (2) is proposed to be amended by amendment or post-effective amendment. If the Issuer does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such post-effective amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means if the Transferor and Issuer have advised the Representative that they (1) do not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the

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execution and delivery of this Agreement, was declared effective by the
Commission or (2) propose to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all information, if any, deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto, is hereinafter referred to as the "Registration Statement", and the form of prospectus relating to the Notes, in the form transmitted to the Commission for filing pursuant to and in accordance with Rule 424(b) under the Act ("Rule 424(b)"), or (if no such filing is required) as included in the Registration Statement, is hereinafter referred to as the "Prospectus". The Prospectus delivered to you for use in connection with the offering of the Notes will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system, except to the extent permitted by Regulation S-T.

               (ii) If the Effective Time is prior to the execution and delivery of this Agreement: (A) on the Effective Date, the Registration Statement conformed, and on the date of this Agreement the Registration Statement will conform in all material respects with the requirements of the Act and the rules and regulations of the Commission promulgated under the Act (the "Rules and Regulations") and at such times did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) on the date of this Agreement, at the time of the filing of the Prospectus pursuant to Rule 424(b) and at the Closing Date (as such term is defined in Section 3 hereof), the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and does not include, or will not include, any untrue statement of a material fact, nor does the Prospectus omit, nor will it omit, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Effective Time is subsequent to the execution and delivery of this
Agreement: (A) on the Effective Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) on the Effective Date, at the time of the filing of the Prospectus pursuant to Rule 424(b), if required, and at the Closing Date, the Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to the Transferor and the Issuer by any Underwriter through the Representative specifically for use therein. The Prospectus delivered to you for use in connection with the offering of the Notes will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the EDGAR system, except to the extent permitted by Regulation S-T.

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               (iii) The Basic Documents conform in all material respects to the descriptions thereof and the statements in relation thereto contained in the Prospectus.

               (iv) The Notes conform in all material respects to the description thereof and the statements in relation thereto contained in the Prospectus; the Notes have been duly and validly authorized and, when executed, issued, authenticated and delivered in accordance with the Indenture and when delivered to the Underwriters, against payment of the consideration specified herein, will be duly and validly issued and outstanding and entitled to the benefits of the Indenture.

               (v) None of the Issuer, Transferor or World Omni is now or, as a result of the transactions contemplated by this Agreement, will become, an "investment company", nor is any of them "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

               (vi) As of the Closing Date, (A) each representation and warranty of World Omni in the RPA will be true and correct, each Underwriter may rely on such representations and warranties and neither World Omni nor the Transferor will be in breach of the RPA; (B) each representation and warranty of the Transferor and World Omni in the Sale and Servicing Agreement will be true and correct, each Underwriter may rely on such representations and warranties and neither World Omni, the Transferor nor the Trust will be in breach of the Sale and Servicing Agreement; (C) each representation and warranty of the Issuer and the Indenture Trustee in the Indenture will be true and correct, each Underwriter may rely on such representations and warranties and neither the Issuer nor the Indenture Trustee will be in breach of the Indenture; and (D) each representation and warranty of the Transferor and the Owner Trustee in the Trust Agreement will be true and correct, each Underwriter may rely on such representations and warranties and neither the Transferor nor the Owner Trustee will be in breach of the Trust Agreement.

               (vii) As of the Closing Date, the representations and warranties in Officer's Certificates of any of the Issuer, Word Omni or the Transferor delivered on the Initial Closing Date, the Closing Date or on each Transfer Date, as the case may be, will be true and correct, and each Underwriter may rely on such representations and warranties as if they were set forth herein in full.

               (viii) [The Pool Balance as of February [__], 2000 (the "Closing Date"), will be equal to at least $[_____________]].

               (ix) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth therein, (A) there has been no material adverse change or development resulting in a prospective material adverse change in the condition, financial or otherwise, or business prospects, of World Omni, the Issuer or the Transferor, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by World Omni, the Issuer

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or the Transferor, other than those in the ordinary course of their respective businesses, that are material with respect to World Omni, the Issuer or the Transferor.

               (x) The execution, delivery and performance by each of the Issuer, World Omni and the Transferor, as the case may be, of this Agreement, the Notes and the Transferor Certificate, the consummation of the transactions contemplated herein and therein and compliance by it with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action (corporate or otherwise) and will not conflict with or constitute a breach of or default under, or result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any of its property or assets pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it may be a party, by which it may be bound or to which any of its properties or assets is subject, nor will such action result in any violation of the provisions of its charter or organizational documents, bylaws, or any applicable law, administrative regulation or administrative or court decree.

               (xi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of any of the Issuer, World Omni or the Transferor threatened, against or affecting the Issuer, World Omni or the Transferor, that is required to be disclosed in the Registration Statement and that is not disclosed or that might result in any material adverse change in its condition, financial or otherwise, or in its earnings, business affairs or business prospects or that might materially and adversely affect its properties or assets or that might materially and adversely affect the consummation of this Agreement or any Basic Document to which any of such entities is a party or by which it may be bound; all pending legal or governmental proceedings to which the Issuer, World Omni or the Transferor is a party or of which any of their respective properties or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, are, considered in the aggregate, not material; and there are no contracts or documents of the Issuer, World Omni or the Transferor, that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

               (xii) Except such as may be required by the Act, the Rules and Regulations or state securities laws, no authorization, approval or consent of any court, governmental authority or agency or any other Person is necessary in connection with (A) the issuance of the Notes and the Transferor Certificate or the offering and sale of the Notes, (B) the execution, delivery and performance by the Issuer, World Omni or the Transferor of this Agreement, any Basic Document to which it is a party, the Notes or the Transferor Certificate or (C) the consummation by the Issuer, World Omni or the Transferor of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as will have been obtained and are in full force and effect as of the Closing Date.

               (xiii) This Agreement has been duly executed and delivered by the Issuer, World Omni and the Transferor.

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               (xiv) As of the Closing Date, each of the Basic Documents to which any of the Issuer, World Omni or the Transferor is a party has been duly executed and delivered by each such entity, as applicable, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of the Issuer, World Omni or the Transferor, as the case may be, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (xv) The Issuer will use the proceeds of the Notes as described in the Prospectus under the caption "Use of Proceeds".

               (xvi) None of the Issuer, World Omni or the Transferor conducts business or has affiliates who conduct business in Cuba or with the government of Cuba within the meaning of Section 517.075 of the Florida Securities and Investors Protection Act or Regulation Section 3E-900.001 promulgated thereunder.

               (xvii) World Omni is current in the payment of taxes to the State of Florida and fees to the Florida Department of State and its status is "active" and each of the Issuer and the Transferor is current in the payment of any taxes required to be paid by it.

               (xviii) Each of the Issuer, World Omni and the Transferor has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and to perform its obligations under this Agreement and each Basic Document to which it is a party or by which it may be bound.

         (b) Any Officer's Certificate signed by any officer of the Issuer, World Omni or the Transferor and delivered to the Representative or counsel for the Underwriters shall be deemed a representation and warranty of the Issuer, World Omni or the Transferor, as the case may be, to each Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of the Notes. On the basis of and in reliance on the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuer agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Issuer the aggregate principal amount of each Class of Notes set forth in Schedule I opposite the name of such Underwriter, at a purchase price equal to the following percentages of the aggregate initial principal balances thereof, (i) in the case of the Class A Notes, [____]% and (ii) in the case of the Class B Notes, [____]%.

         Each Class of Notes will initially be represented by one or more notes registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of each Class of Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive instruments

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evidencing the Notes will be available only under the limited circumstances specified in the Indenture.

         The Transferor will deliver the Notes to the Representative for the respective accounts of the Underwriters, against payment of the purchase price therefor in immediately available funds payable to the order of the Issuer, at the office of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601 (or at such other location as agreed upon among World Omni and the Representative) at 10:00 A.M., New York time, on February [__], 2000, or at such other time not later than five full business days thereafter, as World Omni and the Representative determine, such time being herein referred to as the "Closing Date". The instruments evidencing the Notes and the Transferor Certificate will be made available for inspection at the above offices of Kirkland & Ellis (or at such other location agreed upon among World Omni and the Representative) at least 24 hours prior to the Closing Date.

         Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Issuer, World Omni, the Transferor and the Underwriters have agreed that the Closing Date will be not less than nine business days following the date hereof. The Issuer, World Omni, and the Underwriters further agree that upon receipt by an investor who has received an electronic Prospectus or a request by such investor's representative (whether such request is delivered to an Underwriter, the Issuer, World Omni or the Transferor during the period during which there is an obligation to deliver a Prospectus, the Underwriters will promptly deliver or cause to be delivered without charge, a paper copy of the Prospectus.

         4.   Certain Agreements of the Underwriters.
              --------------------------------------

         (a) It is understood that the Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

         (b) The Underwriters covenant and agree that prior to the date which is one year and one day after the last date upon which (i) each Class of Notes has been paid in full, and (ii) all obligations of the Issuer due under any other Series Supplement have been paid in full, the Underwriters will not institute against, or join any other Person in instituting against, the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law. The foregoing shall not limit the right of any Underwriter to file any claim in or otherwise take actions with respect to any such proceeding instituted by any Person not under such a constraint.

         (c) Until the Representative informs the Issuer in writing that all of the Notes have been sold by the Underwriters, each Underwriter covenants and agrees to provide to the Issuer each day, with respect to sales of the Notes made by such Underwriter on such date at any price other than the public offering price set forth on the cover page of the Prospectus, the information in writing (which may be in the form of a telecopy) necessary to enable the Issuer to prepare and file or transmit for filing with the Commission the

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information requested by the Commission to be filed with respect to the distribution of the Notes.

5. Certain Agreements of the Transferor, the Issuer and World Omni. Each of the Issuer, World Omni and the Transferor jointly and severally covenants and agrees with each of the Underwriters that:

         (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Transferor and the Issuer will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representative, subparagraph (4)) of Rule 424(b), not later than the second business day following the execution and delivery of this Agreement. The Transferor and the Issuer will advise the Representative promptly of any such filing pursuant to Rule 424(b).

         (b) The Transferor and the Issuer will advise the Representative promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect any such amendment or supplement without the consent of the Representative. The Transferor and the Issuer will advise the Representative promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement), of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement. The Transferor and the Issuer will use their best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. The Transferor and the Issuer will comply with the Act, the Exchange Act, the Trust Indenture Act of 1939, as amended and the rules and regulations contemplated thereunder so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. The Transferor and the Issuer will file with the Commission all documents required to be filed pursuant to the Exchange Act within the time periods specified in the Exchange Act or the rules and regulations promulgated thereunder.

         (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Transferor and the Issuer promptly will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement that will correct such statement or omission or effect such compliance. Neither the consent of the Representative to, nor the delivery by any Underwriter of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

         (d) As soon as practicable, but not later than the Availability Date (as defined below), the Transferor and the Issuer will cause [the Indenture Trustee] to make generally

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available to the Noteholders an earnings statement with respect to the Issuer covering a period of at least 12 months beginning after the Effective Date that will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the fiscal year of the Transferor and the Issuer, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

         (e) The Transferor and the Issuer will furnish to the Representative copies of the registration statement as originally filed with the Commission and each amendment thereto (in each case at least one of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may reasonably request.

         (f) The Transferor and the Issuer will arrange for the qualification of the Notes for sale under the laws of such jurisdictions in the United States as the Representative may designate and will continue such qualifications in effect so long as required for the distribution of the Notes, provided that neither the Transferor nor the Issuer shall be obligated to qualify to do business nor become subject to service of process generally, but only to the extent required for such qualification, in any jurisdiction in which it is not currently so qualified.

         (g) So long as any Notes are outstanding, the Transferor, the Issuer or World Omni, as the case may be, will make good faith efforts to deliver or cause to be delivered to the Representative, as soon as each becomes available, copies of (i) each report relating to the Notes required to be prepared under Sections 7.3 and 7.4 of the Indenture, (ii) the annual statement as to compliance and the annual statement of a firm of independent public accountants furnished pursuant to Section 3.09 of the Indenture and Section 3.6 of the Sale and Servicing Agreement, respectively, (iii) each certificate or notice delivered by the Servicer pursuant to Sections 3.4 and 3.5 of the Sale and Servicing Agreement and Section 5.02 of the Series Supplement, (iv) each periodic report required to be filed by the Transferor or the Issuer with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder and (v) such other information concerning the Transferor, World Omni, the Issuer, the Notes or the Transferor Certificate as the Representative may reasonably request from time to time.

         (h) The Issuer, World Omni and the Transferor will pay all expenses incident to the performance of their respective obligations under this Agreement, including without limitation, (i) expenses incident to the word processing, printing and reproduction of the registration statement as originally filed with the Commission and each amendment thereto, preliminary prospectuses and the Prospectus (including any amendments and supplements thereto), (ii) the fees and disbursements of the Indenture Trustee, the Owner Trustee and their respective counsel, (iii) the fees and disbursements of counsel and the independent public accountants of the Transferor, the Issuer and World Omni, (iv) the fees charged by each of [Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill

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Companies, Inc. ("Standard & Poor's" and, together with Moody's, the "Rating
Agencies")] in connection with the rating of each Class of Notes, (v) the fees of DTC in connection with the book-entry registration of the Notes and (vi) expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters pursuant to Section 5(f) hereof in connection with the qualification of the Notes for sale under the laws of such jurisdictions in the United States as the Representative may designate. If this Agreement is terminated by the Representative in accordance with the provisions of Section 6 or clause (i) or clause (ii) of Section 10 hereof, the Transferor, the Issuer and World Omni shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

         (i) For a period of 45 days from the date hereof, none of the Transferor, the Issuer and World Omni or any of their respective affiliates will, without the prior written consent of the Representative, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities similar to the Notes.

         (j) So long as any Notes are outstanding, the Transferor, the Issuer and World Omni will cause to be delivered to the Representative a reliance letter relating to each Opinion of Counsel delivered to the Owner Trustee, the Indenture Trustee or any Rating Agency by counsel to the Transferor, the Issuer or World Omni relating to the transactions contemplated by this Agreement or the Basic Documents.

         (k) To the extent, if any, that the rating provided with respect to any Notes by any Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Transferor, the Issuer or World Omni, the Transferor, the Issuer or World Omni, as the case may be, shall furnish such documents and take any such other actions.

6. Conditions of the Obligations of the Underwriters. The obligation of the several Underwriters to purchase and pay for the Notes will be subject to the accuracy of the respective representations and warranties on the part of the Transferor, the Issuer and World Omni herein, to the accuracy of the statements of the respective officers of the Transferor, the Issuer and World Omni made pursuant to the provisions hereof, to the performance by the Transferor, the Issuer and World Omni of their respective obligations hereunder and to the following additional conditions precedent:

         (a) On (i) the date of this Agreement, the Representative, the Issuer and the Transferor shall have received a letter or letters, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Arthur Andersen LLP ("Arthur Andersen") confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations, substantially in the form of the draft or drafts to which the Representative has previously agreed and otherwise in form and in substance satisfactory to the

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Representative and counsel for the Underwriters and (ii) on the Closing Date, the Representative. the Issuer and the Transferor shall have received a letter or letters, dated as of the Closing Date, from Arthur Andersen, updating each letter delivered pursuant to clause (i) above, in form and substance satisfactory to the Representative and counsel for the Underwriters.

         (b) If the Effective Time has not occurred prior to the date of this Agreement, the Effective Time shall be the date of execution and delivery of this Agreement, or the next business day after the date of this Agreement or such later date as shall have been consented to by the Representative. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Transferor, the Issuer, World Omni or the Representative, shall be contemplated by the Commission.

         (c) The Representative shall have received certificates of the President, any Vice President or the Treasurer or any Assistant Treasurer of (i) the Transferor on behalf of the Issuer, (ii) the Transferor and (iii) World Omni, each dated the Closing Date, in which such officer shall state that (1) the representations and warranties of the Issuer, the Transferor or World Omni, as the case may be, in each Basic Document to which it is a party and in this Agreement are true and correct, (2) to the best knowledge of such officer after reasonable investigation, the Issuer, the Transferor or World Omni, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (3) subsequent to the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Issuer, the Transferor or World Omni, as the case may be, except as set forth in or contemplated by the Prospectus.

         (d)  The Representative shall have received:

               (i) The favorable opinion of Kirkland & Ellis, special counsel to the Issuer, the Transferor and World Omni, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, and substantially to the effect that:

                    (1) Assuming the due authorization, execution and delivery thereof by the other parties thereto, each Basic Document will constitute a legal, valid and binding agreement of the Issuer, the Transferor and World Omni, as the case may be, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity

(regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (2) The Notes are in due and proper form and (assuming the Notes have been duly and validly authorized) when executed, authenticated and delivered as specified in the Indenture and the Series Supplement and when delivered to the Underwriters against payment of the consideration specified herein, will be duly and validly issued and outstanding and entitled to the benefits of the Indenture and the Series Supplement.

                    (3) The Notes and the Basic Documents each conform in all material respects with the description thereof contained in the Registration Statement and the Prospectus.

                    (4) The statements in the Prospectus under the captions "Summary", "Risk Factors", "The Notes", "The Trust", "The Transfer and Servicing Agreements", insofar as such statements purport to summarize certain terms or provisions of the Notes, the Transferor Certificate and the Basic Documents, provide a fair summary of such provisions, and the statements in the Prospectus under "Risk Factors", "Certain Legal Aspects of the Receivables", "Certain Federal Income Tax Considerations", and "ERISA Considerations", to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings or legal conclusions relating to U.S. federal law have been prepared or reviewed by such counsel and are correct in all material respects.

                    (5) The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended, and neither the Transferor nor the Issuer is required to be registered under the Investment Company Act.

                    (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by either the Transferor, the Issuer or World Omni of the transactions contemplated in this Agreement or the Basic Documents except such as may be required under the Act, the Rules and Regulations or state securities laws, and those authorizations, approvals, consents and orders which have previously been obtained and are in full force and effect as of the Closing Date; provided, that such counsel need express no opinion as to state securities laws.

                    (7) The Registration Statement has become effective under the Act, and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel has no reason to believe that either the Registration Statement, at the Effective Time, or any such amendment or supplement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the date of this Agreement (or any such amendment or supplement, as of its respective date) or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus.

               (ii) The favorable opinion of [_______________], counsel to World Omni, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, and substantially to the effect that:

                    (1) World Omni has been duly incorporated under the Florida Business Corporation Act, is current in the payment of fees due to the Florida Department of State, and its status is active; World Omni has the corporate power and authority to own its properties and conduct its business as described in the Prospectus and is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, of Transferor.

                    (2) World Omni has the corporate power and authority to execute, deliver and perform its obligations under the Basic Documents; and had at all relevant times, and on the Closing Date has, the corporate power and authority to acquire, own and transfer the Receivables and the other property transferred by it to the Transferor pursuant to the Receivables Purchase Agreement.

                    (3) World Omni has obtained all licenses and approvals required for the conduct of its business or the ownership or leasing of its property, to the extent that failure to obtain such licenses and approvals would render any Receivable or any other material part of the corpus of the Trust unenforceable or would materially and adversely affect the ability of World Omni to perform any of its obligations under, or the enforceability of, any Basic Document or this Agreement.

                    (4) This Agreement and each Basic Document has been duly authorized, executed and delivered by World Omni, as applicable.

                    (5) None of (1) the transfer of the Receivables and the other property of the Issuer transferred by World Omni to the Transferor pursuant to the Receivables Purchase Agreement, (2) the compliance by World Omni with all of the provisions of the Basic Documents or (3) the consummation of the transactions herein and therein contemplated, will conflict with, result in a breach of, or constitute a default under, or with the giving of notice or the passage of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of World Omni pursuant to the terms of (i) its articles of incorporation or bylaws, (ii) to the best of its knowledge and information and except as otherwise provided in the

Basic Documents, any contract, indenture, mortgage, loan agreement, note, lease or other instrument (other than any document relating to any other supplement for the Trust) to which World Omni is a party or by which it may be bound, or to which any of the property or assets of World Omni is subject, or (iii) any applicable law, statute or regulation or, to the best of their knowledge and information, any judgment, order or decree applicable to World Omni of any court, regulatory body or other governmental instrumentality having jurisdiction over World Omni except, in the case of clause (ii) and the second part of clause
(iii) above, for defaults, breaches or violations that do not, in the aggregate, have a material adverse effect on World Omni.

                    (6) To the best of its knowledge and information, (A) there are no actions, proceedings or investigations pending or threatened required to be disclosed in the Registration Statement, other than those disclosed therein,
(w) asserting the invalidity of this Agreement, any Basic Document or the Notes,
(x) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Basic Documents, (y) that might materially and adversely affect the performance by World Omni of its respective obligations under, or the validity or enforceability of, this Agreement or any Basic Document or (z) seeking adversely to affect the federal or state income tax attributes of the Notes as described in the Prospectus under the heading "Certain Tax Matters", and (B) all pending legal or governmental proceedings to which World Omni is a party or to which any of their property or assets is subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate not material.

               (iii) The favorable opinion of [_________________], special Delaware counsel to the Transferor, the Issuer and World Omni, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

                    (1) The Transferor has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware with all requisite power under the laws of the State of Delaware to enter into and perform its obligations under this Agreement and each Basic Document to which it is a party.

                    (2) The Issuer has been duly formed and is validly existing in good standing as a business trust under the laws of the State of Delaware with all requisite power under the laws of the State of Delaware to enter into and perform its obligations under this Agreement and each Basic Document to which it is a party.

                    (3) The execution and delivery of and performance under each Basic Document to which the Transferor and the Issuer is a party (A) have been duly authorized by all requisite action on the part of the Transferor and the Issuer, as applicable, (B) are permitted under the laws of the State of Delaware and (C) will not violate any Delaware statute or regulation; provided that such counsel need express no opinion regarding state securities laws.

                    (4) No consent, approval, authorization or order of, or registration or filing or declaration with, any Delaware court or governmental agency or body is required in connection with either the Transferor's or the Issuer's execution or delivery of or performance under each Basic Document to which it is a party.

                    (5) The Transferor has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Notes and the Basic Documents, to authorize, exececute and cause the Notes to be issued and to sell the Notes to the Underwriter and had at all relevant times, and on the Closing Date has, the corporate power and authority to acquire, own and transfer the Receivables and the other property to be transferred by it to the Issuer pursuant to the Sale and Servicing Agreement.

                    (6) The Issuer has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Notes and the Basic Documents, to authorize, exececute and cause the Notes to be issued and to sell the Notes to the Underwriter and had at all relevant times, and on the Closing Date has, the corporate power and authority to acquire, own and pledge the Receivables and the other property to be pledged by it to the Indenture Trustee pursuant to the Indenture.

                    (7) The Transferor and the Issuer have obtained all licenses and approvals required to be obtained by the Transferor and the Issuer, respectively, whether by reason of the ownership or leasing of property or the conduct of business, to the extent that the failure to obtain such licenses and approvals would render any Receivable or any other material part of the corpus of the Trust unenforceable or would materially and adversely affect the ability of the Transferor or the Issuer, respectively, to perform its obligations under, or the enforceability of, the Notes or any Basic Document.

                    (8) None of (1) the transfer of the Receivables to the Issuer, (2) the issuance of the Notes, (3) the sale of the Notes, (4) the execution and delivery of the Notes, the Basic Documents or this Agreement, (5) the consummation of any other of the transactions contemplated herein or therein or (6) the fulfillment of the terms of the Notes, the Basic Documents or this Agreement by the Transferor will conflict with, result in a breach of, or constitute a default under, or with the giving of notice or the passage of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of the Transferor pursuant to the terms of (i) its limited partnership agreement or other organizational documents, (ii) to the best of its knowledge and information and except as otherwise provided in the Basic Documents, any contract, indenture, mortgage, loan agreement, note, lease or other instrument (other than any document relating to any other supplement for the Trust) to which the Transferor is a party or by which it may be bound, or to which any of the property or assets of the Transferor is subject, or (iii) to the best of its knowledge and information, any applicable law, statute or regulation, judgment, order or decree applicable to the Transferor of any court, regulatory body or other governmental instrumentality having jurisdiction over the Transferor except, in the case of clause (ii) and (iii) above, for defaults, breaches or violations that do not, in the aggregate, have a material adverse effect on the Transferor.

                    (9) None of (1) the transfer of the Receivables to the Indenture Trustee, (2) the assignment of the security interest of the Transferor in the Collateral, (3) the issuance of the Notes, (4) the sale of the Notes, (5) the execution and delivery of the Notes, the Basic Documents or this Agreement,
(6) the consummation of any other of the transactions contemplated herein or therein or (7) the fulfillment of the terms of the Notes, the Basic Documents or this Agreement by the Issuer will conflict with, result in a breach of, or constitute a default under, or with the giving of notice or the passage of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of the Issuer pursuant to the terms of (i) to the best of its knowledge and information and except as otherwise provided in the Basic Documents, any contract, indenture, mortgage, loan agreement, note, lease or other instrument (other than any document relating to any other supplement for the Trust) to which the Transferor is a party or by which it may be bound, or to which any of the property or assets of the Transferor is subject, or (ii) to the best of its knowledge and information, any applicable law, statute or regulation, judgment, order or decree applicable to the Issuer of any court, regulatory body or other governmental instrumentality having jurisdiction over the Issuer except, in the case of clause (iii) above, for defaults, breaches or violations that do not, in the aggregate, have a material adverse effect on the Issuer.

                    (10) To the best of its knowledge and information, (A) there are no actions, proceedings or investigations pending or threatened required to be disclosed in the Registration Statement, other than those disclosed therein,
(w) asserting the invalidity of this Agreement, any Basic Document or the Notes,
(x) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Basic Documents, (y) that might materially and adversely affect the performance by the Transferor or the Issuer of its respective obligations under, or the validity or enforceability of, this Agreement, any Basic Document or the Notes or (z) seeking adversely to affect the federal or state income tax attributes of the Notes as described in the Prospectus under the heading "Certain Tax Matters", and (B) all pending legal or governmental proceedings to which the Transferor or the Issuer is a party or to which any of their property or assets is subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate with respect to the Transferor and the Issuer, as the case may be, not material.

               (iv) The favorable opinion of Kirkland & Ellis, special counsel to the Transferor, dated the Closing Date and to the effect that (A) the Notes will properly be treated as indebtedness for Federal income tax purposes and (B) the Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes; (ii) the favorable opinion of [Macfarlane Ausley Ferguson & McMullen], special Florida tax counsel to the Transferor, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel to the Underwriter, to the effect that (A) the Trust will not be classified as an association taxable as a corporation for Florida income tax purposes but instead will be characterized as it is characterized for federal income tax purposes, (B) the intangibles held by the Issuer will not be subject to Florida's annual recurring intangible tax imposed under Chapter 199, Florida Statutes except to the extent that the Transferor retains a 1% interest in the Trust and/or the receivables held by the Trust on the relevant date each year and (C) the loan rule promulgated under the Florida Corporate Income Tax Code and included in the Florida Administrative Code relating to interest on loans by "financial organizations" (as such term is defined therein), would not apply to an investment in the Notes by such a financial organization and (iii) the statements in the Prospectus under State and Local Tax Consequences", to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

               (v) Reliance letters relating to each legal opinion relating to the transactions contemplated by this Agreement and the Basic Documents rendered by counsel to the Transferor, the Issuer or World Omni to the Owner Trustee, the Indenture Trustee or any Rating Agency, including a reliance letter with respect to a legal opinion relating to (i) the transfer of the Receivables and related property from World Omni to the Transferor, from the Transferor to the Issuer and the pledge of such property by the Issuer to the Indenture Trustee and (ii) the perfection of the Indenture Trustee's security interest in the Collateral.

               (vi) The favorable opinion of counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

                    (1) The Indenture Trustee has been duly incorporated and is validly existing as a banking corporation, in good standing under the laws of the State of Illinois with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Indenture Trustee under each Basic Document to which the Indenture Trustee is a party.

                    (2) Each Basic Document to which the Indenture Trustee is a party has been duly authorized, executed and delivered by the Indenture Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of the Indenture Trustee enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (3) The Notes have been duly authenticated and delivered by the Indenture Trustee.

                    (4) Neither the execution nor delivery by the Indenture Trustee of each Basic Document to which it is a party nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of the Indenture Trustee.

                    (5) The execution and delivery of each Basic Document to which the Indenture Trustee is a party and the performance by the Indenture Trustee of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of the Indenture Trustee, (B) the Articles of Association or By-Laws of the Indenture Trustee or (C) to the best knowledge of such counsel, any indenture, lease or material agreement to which the Indenture Trustee is a party or to which its assets are subject.

               (vii) The favorable opinion of [__________], special counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

                    (1) the Owner Trustee has been incorporated and is validly existing as a Delaware banking corporation, in good standing under the laws of the State of Delaware and is authorized thereunder and pursuant thereto to transact the business of banking, to exercise fiduciary power and to enter into and perform its obligations as Owner Trustee under each Basic Document to which the Owner Trustee is a party.

                    (2) Each Basic Document to which the Owner Trustee is a party has been duly authorized, executed and delivered by the Owner Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of the Owner Trustee enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (3) Each Note has been duly executed and delivered by the Owner Trustee. The Transferor Certificate has been duly executed, authenticated and delivered by the Owner Trustee.

                    (4) Neither the execution nor delivery by the Owner Trustee of each Basic Document to which it is a party nor the consummation of any of the transactions by the Owner Trustee contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any Person or entity, including any governmental authority or agency under any existing federal or state law.

                    (5) The execution and delivery of each Basic Document to which the Owner Trustee is a party and the performance by the Owner Trustee of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of the Owner Trustee, (B) the Articles of Association or By-Laws of the Owner Trustee or (C) to the best knowledge of such counsel, any indenture, lease or material agreement to which the Owner Trustee is a party or to which its assets are subject.

               (viii) The favorable opinion of Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters, dated the Closing Date, with respect to the validity of the Notes and such other related matters as the Representative shall request, which opinions shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

         (e) The Class A Notes shall be rated in the highest rating category for long-term debt obligations by each of [Moody's and Standard & Poor's] and the Class B Notes shall be rated at least [A] or its equivalent for long-term debt obligations by [Moody's and Standard & Poor's].

         (f) On or prior to the Closing Date, all of the conditions precedent to the execution of the [Swap Agreement] have been satisfied and each of the opinions delivered in connection with the [Swap Agreement] have been addressed to the Underwriters and delivered to the Representative.

         (g) On or prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Notes and the Transferor Certificate and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the parties to the Basic Documents in connection with the issuance of the Notes and the Transferor Certificate and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

               If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Transferor, the Issuer and World Omni at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5(h) hereof.

7.       Indemnification and Contribution.
         --------------------------------

         (a) Each of the Issuer, World Omni and the Transferor agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the Rules and Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Transferor and World Omni; and

               (iii) against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer or the Transferor by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Transferor, the Issuer and World Omni, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls each of the Transferor, the Issuer and World Omni, respectively, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Transferor or the Issuer by such Underwriter directly or through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have other than on account of this indemnity agreement. An indemnifying party or parties may participate at their own expense in the defense of such action, but if the indemnifying party or parties do not elect to participate in the defense of such action, such indemnifying party or parties will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by it. In the event that the parties to any such action (including impleaded parties) include both the indemnifying party and the indemnified party and either (i) the indemnifying party or parties and indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, then the indemnifying party or parties shall not have the right to assume the defense of such action on behalf of such indemnified party or parties and will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them, it being understood that the indemnifying party or parties shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties.

8. Contribution. If the indemnification provided for in Section 7 hereof is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) thereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the loss, liability, claim, damage or expense referred to in subsection (a) or (b) of
Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by the Transferor, the Issuer and World Omni on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transferor, the Issuer and World Omni on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative benefits received by the Transferor, the Issuer and World Omni on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transferor, the Issuer, World Omni or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the loss, liability, claim, damage or expense referred to in the first sentence of this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the other provisions of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter and each director of the Transferor, the Issuer and World Omni, each officer of the Issuer and the Transferor who signed the Registration Statement and each person, if any, who controls either the Transferor, the Issuer or World Omni within the meaning of Section 15 of the Act shall have the same rights to contribution as the Transferor, the Issuer or World Omni, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of the Notes set forth opposite their respective names in Schedule I hereto and not joint.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Transferor, the Issuer and World Omni or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Transferor, the Issuer, World Omni or any of their respective representatives, officers or directors or any controlling Person, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Transferor, the Issuer and World Omni shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5(h) hereof and the respective obligations of the Transferor, World Omni, the Issuer and the Underwriters pursuant to Section 7 hereof shall remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv) or (v) of Section 10 hereof, the Transferor, the Issuer and World Omni will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

10. Termination of Agreement. The Representative may terminate this Agreement, by notice to the Transferor, the Issuer and World Omni, at any time prior to or at the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transferor, World Omni or the Issuer, whether or not arising in the ordinary course of business; (ii) if there has occurred any downgrading in the rating of the debt securities of the Issuer, the Transferor or World Omni by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer, the Transferor or World Omni (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representative, impracticable to market any Class of Notes or to enforce contracts for the sale of any Class of Notes; (iv) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority; or (v) if a banking moratorium has been declared by either federal, New York, Delaware, Florida or Illinois authorities.

11. Default By One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date to purchase the Notes which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

         (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the total aggregate principal amount of the Notes, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in such proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the total aggregate principal amount of the Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Issuer and the Transferor shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangement.

12. Notices. All communications hereunder will be in writing and, if sent to (i) the Underwriters, shall be directed to the Representative and will be mailed, delivered or sent by facsimile and confirmed to it at Merrill Lynch & Co., North Tower, World Financial Center, New York, New York 10281-1201,
Attention: Geoffrey R. Witt, Managing Director (facsimile number (212) 449-9015); (ii) the Transferor, will be mailed, delivered or sent by facsimile and confirmed to it at WODFI LLC, 120 N.W. 12th Avenue, Deerfield Beach, Florida 33442, Attention: A. Tucker Allen, Vice President and Corporate Treasurer (facsimile number (954) 429-2685); (iii) the Issuer, will be mailed, delivered or sent by facsimile and confirmed to it at c/o WODFI LLC, 120 N.W. 12th Avenue, Deerfield Beach, Florida 33442, Attention: A. Tucker Allen, Vice President and Corporate Treasurer (facsimile number (954) 429-2685); or (iv) World Omni, will be mailed, delivered or sent by facsimile and confirmed to it at World Omni Financial Corp.,

120 N.W. 12th Avenue, Deerfield Beach, Florida 33442, Attention: A. Tucker Allen, Vice President and Corporate Treasurer (facsimile number (954) 429-2685).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling Persons referred to in Sections 7 and 8 hereof, and no other Person will have any right or obligation hereunder.

14. Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

15. Miscellaneous. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any otherwise applicable principles of conflicts of laws.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts duplicate hereof, whereupon it will become a binding agreement between the Transferor, the Issuer and World Omni and the Underwriters in accordance with its terms.

                                        Very truly yours,

                                        WODFI LLC


                                        By: __________________________
                                            Patrick C. Ossenbeck
                                            Assistant Treasurer

                                         WORLD OMNI MASTER OWNER TRUST

                                        By:   WODFI LLC
                                                 as originator of the Trust


                                        By: ___________________________
                                            Patrick C. Ossenbeck
                                            Assistant Treasurer

                                        WORLD OMNI FINANCIAL CORP.

                                        By: ___________________________
                                            Patrick C. Ossenbeck
                                            Assistant Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:      ___________________________
Name:
Title:

For itself and as Representative of the other Underwriters named in Schedule I hereto.

                                   SCHEDULE I

  ---------------------------------------- ----------------- ----------------
                                              Principal         Principal
  Name of Underwriter                      Amount of Class      Amount of
                                               A Notes        Class B Notes
  ---------------------------------------- ----------------- ----------------
  ---------------------------------------- ----------------- ----------------
  Merrill Lynch, Pierce Fenner & Smith
       Incorporated....................
  ---------------------------------------- ----------------- ----------------
  ---------------------------------------- ----------------- ----------------
        Total..........................
  ---------------------------------------- ----------------- ----------------